June 28, 2014 5:00 PM ET

Target Acquisitions I, Inc., Announces Intent to Change Name

Hebei Province, China -- (Marketwired – June 28, 2014) – Target Acquisitions I, Inc.

Target Acquisitions I, Inc. (“Target” or the “Company”), a minerals processor based in Chunshugou Luanzhuang Village, Zhuolu County, Zhangjiakou, Hebei Province, China announced today that it intends to change its name to “Adamant DRI Processing and Minerals Group.”

About Target Acquisitions I, Inc.:

Target Acquisitions I, Inc., is an early stage mining company which, through a variable interest entity, controls an iron ore production facility in Hebei Province.   In January 2014, the Company’s acquired Haixing Huaxin Mining Industry Co., Ltd. (“China Huaxin”). China Huaxin was established in August 2010 and has constructed a DRI production facility in Haixing Qingxian Industrial Park, Cangzhou, Hebei Province PRC which should be begin to process ore commercially in the third quarter of this year.

Contact Information

For additional information, please call

Target Acquisitions I, Inc.

86-313-6732526